EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Tanico Inc. (the “Company”) on Form 10-K for the year ended September 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anton Mikhalev, President and Chief Executive Officer of the Company, certify to my knowledge pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, following due inquiry, I believe that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 furnished to the Securities and Exchange Commission or its staff upon request.

Date: December 31, 2024

By:	/s/ ANTON MIKHALEV
Anton Mikhalev
President and Chief Executive Officer
Tanico Inc.